Exhibit (d)(9)

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (this “Agreement”) is dated and effective as of November 28, 2015, between Affinity Gaming, a Nevada corporation (the “Company”), and Z Capital Partners L.L.C., a Delaware limited liability company (“Receiving Party”).

Whereas, Receiving Party has requested the Company to provide certain information in connection with Receiving Party’s consideration of a potential transaction (the “Potential Transaction”) involving the Company and Receiving Party, and the Company desires to protect the confidentiality of the information that it provides and to have Receiving Party take or abstain from taking certain actions in accordance with the provisions of this Agreement.

Now, therefore, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Definitions.

(a)                                 “Evaluation Material” means any information (whether prepared by the Company or its Representatives (as defined herein) or any other person, and regardless of the form of communication, including whether written, oral or otherwise) that is furnished or made available to Receiving Party or any of its Representatives by or on behalf of the Company or any of its Representatives, on or after the date hereof, and all notes, analyses, compilations, studies, interpretations, memoranda, reports, projections, forecasts or other documents or materials (regardless of the form thereof) prepared by Receiving Party or any of its Representatives which contain or otherwise reproduce or reflect, in whole or in part, any such information; provided, that “Evaluation Material” does not include information which:

(i)                                is or becomes generally available to the public other than as a result of an act or omission directly or indirectly by Receiving Party or any of its Representatives in violation of this Agreement or any other obligation of confidentiality (contractual, fiduciary, or otherwise) known by, or that reasonably should have been known by, Receiving Party or any of its Representatives;

(ii)                             is already in Receiving Party’s or any of its Representatives’ possession and was not furnished by or on behalf of the Company or its Representatives, provided, that such information is not known by, or reasonably should have been known by, Receiving Party or any of its Representatives to be subject to another confidentiality agreement or other obligation of confidentiality (contractual, fiduciary, or otherwise);

(iii)                          becomes available to Receiving Party or any of its Representatives on a non-confidential basis from a source other than the Company or any of its Representatives, provided, that Receiving Party and its Representatives do not have knowledge, and could not reasonably have known, that such information is subject to another confidentiality agreement or other obligation of confidentiality (contractual, fiduciary, or otherwise); or

(iv)                         is independently developed by Receiving Party or its Representatives without the use of, reference to or reliance upon any information furnished to Receiving Party or any of its Representatives by or on behalf of the Company or any of its Representatives and without any violation of this Agreement or any other obligation of confidentiality (contractual, fiduciary, or otherwise) known by, or that reasonably should have been known by, Receiving Party or any of its Representatives.

(b)                                 “Representatives” means, with respect to a party, such party and the directors, officers, employees, affiliates, members, agents, or advisors (including attorneys, accountants, financial advisers, consultants and investment bankers) of such party and, in the case of Receiving Party, any debt financing source that at the date hereof is listed on Exhibit A or after the date hereof is specifically approved in writing in advance by the Company for Receiving Party in connection with the Potential Transaction; provided that, for the purposes of this Agreement, no such person shall be deemed a “Representative” of Receiving Party, nor shall Receiving Party have any liability for such person, unless such person has been furnished with Evaluation Material or Transaction Information or is acting at the direction of Receiving Party or any affiliate or Representative of Receiving Party.

(c)                                  The term “person” means any corporation, company, partnership, joint venture, group, limited liability company, or other entity or individual; the term “affiliate” has the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (such Act, as amended, being referred to herein as the “Exchange Act”), provided, that the Company, and persons controlled by the Company, shall be deemed not to be an affiliate of Receiving Party; and the term “including” and correlative terms shall be deemed to be followed by “without limitation”.

2.                                      Use and Disclosure of Evaluation Material.

(a)                                 Receiving Party agrees that it shall, and that it shall use commercially reasonable efforts to cause its Representatives to:

(i)                                     use the Evaluation Material solely for the purpose of evaluating and negotiating the Potential Transaction; and

(ii)                                  except as provided in Section 3 hereof, keep the Evaluation Material confidential and not disclose any Evaluation Material, directly or indirectly, to any other person;

provided, that the foregoing provisions of this sub-section (a) shall not prohibit the two (2) officers of Receiving Party who as of the date hereof are directors of the Company from using Evaluation Material received by them in their capacities as directors of the Company as and to the extent required by their fiduciary duties as directors of the Company under applicable law.

Notwithstanding the foregoing provisions of this sub-section (a), Receiving Party may disclose Evaluation Material to Receiving Party’s Representatives who need to know such information for the sole purpose of evaluating and negotiating the Potential Transaction, provided, that Receiving Party’s Representatives prior to any such disclosure are informed of the confidential nature of such Evaluation Material and are directed (i) to use such information solely for the purpose of evaluating and negotiating the Potential Transaction and (ii) to maintain the confidentiality of such Evaluation Material.

(b)                                 Except as provided in Section 3 hereof, the Company and Receiving Party agree that neither the Company, Receiving Party nor any of their respective Representatives shall disclose to any person (other than their respective Representatives to the extent permitted hereby) (i) the existence of this Agreement, (ii) the fact that Evaluation Material has been or may be requested, received or made available to it, (iii) that investigations, discussions or negotiations are taking (or have taken) place concerning, or that the Company and Receiving Party are considering, a possible transaction, (iv) any of the terms, conditions or other facts with respect thereto, or (v) the status of such discussions (collectively, the “Transaction Information”); provided, that notwithstanding the foregoing, the Company will not be restricted in disclosing any Transaction Information to the Company’s stockholders, debtholders or other stakeholders, or have any restrictions under this Agreement with respect to any Transaction Information that is or becomes generally available to the public other than as a result of an act or omission directly or indirectly by the Company or any of its Representatives in violation of this Section 2(b).

(c)                                  Receiving Party shall be directly responsible and liable to the Company for any use or disclosure by any of Receiving Party’s Representatives of any Evaluation Material or Transaction Information which, if done by Receiving Party itself, would be a breach of this Agreement, it being understood that such responsibility and liability shall be in addition to and not by way of limitation of any right or remedy the Company may have against Receiving Party’s Representatives with respect to such breach. Receiving Party agrees, at its sole expense, to take commercially reasonable measures to restrain its Representatives from making or allowing to be made prohibited or unauthorized uses or disclosures of Evaluation Material and Transaction Information under this Agreement.

(d)                                 To the extent that any Evaluation Material may include materials subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the parties understand and agree that they have a commonality of interest with respect to such matters and it is their mutual desire, intention and understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All Evaluation Material that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege or doctrine shall remain entitled to such protection under these privileges or doctrines, under this Agreement and under the joint defense doctrine.

(e)                                  All Evaluation Material shall remain the property of the Company and/or its applicable subsidiary. No license or, except as provided in Section 2(a) hereof, right to use or other similar rights with respect to the Evaluation Material are granted to Receiving Party or any of its Representatives, by implication or otherwise.

(f)                                   Receiving Party represents and warrants that neither it nor any of its Representatives has entered into, and agrees that without the Company’s prior written consent none of Receiving Party and its Representatives will enter into, any discussions or any agreement, understanding or arrangement (whether or not binding), directly or indirectly, with, and will not otherwise directly or indirectly approach, (i) any person with respect to or relating to participation by such person or others (whether as club participant, principal, co-investor, co-bidder, financing source or otherwise) in any transaction with or relating to the Company (whether before or after the closing of any transaction) or any of its subsidiaries or (ii) any stockholder, director (other than (x) the two (2) directors of the Company who as of the date hereof are also officers of Receiving Party and (y) the members of the Special Committee of the Board of Directors of the Company in their capacities as such), officer or other employee of the Company or any of its subsidiaries with respect to or relating to a transaction with the Company or any of its businesses or operations from and after any such transaction, including as to any equity “rollover” or any employment with or consulting services to the Company or any affiliate thereof.

3.                                      Legally Required Disclosure.

If the Company, Receiving Party or any of their respective Representatives is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any Evaluation Material or Transaction Information, such party shall, to the extent permitted by law, promptly provide the other party with written notice of any such request or requirement (and the terms and conditions thereof). If the other party seeks a protective order or other remedy, the party subject to such request or requirement (the “recipient”) shall, at the other party’s expense, provide such cooperation as the other party shall reasonably request. If, in the absence of a protective order or other remedy or the receipt by the recipient of a waiver from the other party, the recipient or any of its Representatives is nonetheless required to disclose Evaluation Material or Transaction Information to any tribunal or other entity, then the recipient or such Representative may, without liability hereunder, disclose to such tribunal or other entity that portion (but only that portion) of the Evaluation Material or Transaction Information that is legally required to be disclosed, provided, that recipient and such Representative shall exercise commercially reasonable efforts to minimize the disclosure of Evaluation Material or Transaction Information and to preserve the confidentiality thereof, including by seeking, at the other party’s expense, to obtain a protective order or other assurance that confidential treatment will be accorded to such Evaluation Material or Transaction Information. Notwithstanding the foregoing, (a) the recipient and its Representatives shall not be required to notify the other party where disclosure is in connection with a routine audit or examination by a regulatory authority, bank examiner or auditor that does not explicitly reference the other party, the Transaction or this Agreement and (b) the recipient and its applicable affiliates shall not be required to notify the other party, and shall be permitted to publicly disclose this Agreement, the exclusivity agreement entered into between the Company and the Receiving Party dated as of the date hereof (and any amendment or termination hereof or thereof), any Confidential Information or Transaction Information to the extent required in order to comply with the rules and regulations of the U.S. Securities and Exchange Commission or the federal securities laws.

4.                                      Return of Evaluation Material.

At any time upon the written request of the Company (in its sole discretion and for any or no reason), Receiving Party shall promptly (and in any event within ten (10) business days after such request) return to the Company (or, at Receiving Party’s option, destroy) all Evaluation Material (and all copies thereof) furnished to Receiving Party or its Representatives by or on behalf of the Company or its Representatives, or prepared by Receiving Party or any of its Representatives, and shall not retain any copies, extracts or other reproductions (including Evaluation Material stored in any computer or other electronic storage device) in whole or in part of such material. Any such destruction shall be certified in writing to the Company by an authorized officer of Receiving Party upon the request of the Company.

Notwithstanding the return or destruction of Evaluation Material, Receiving Party and its affiliates and Representatives shall continue to be bound by their obligations hereunder.

Notwithstanding the foregoing, it is understood that information in an intangible or electronic format containing Evaluation Material that cannot through commercially reasonable means be removed, erased or otherwise deleted from archival systems may be so retained, and that Receiving Party and its Representatives may retain Evaluation Material solely to the extent required under any applicable law, statute, rule, regulation or established internal compliance or document retention policy; provided that Receiving Party and such Representatives shall continue to be bound by their confidentiality and other obligations hereunder with respect to all such Evaluation Material.

5.                                      Term.

Notwithstanding anything to the contrary stated herein, the obligations set forth in this Agreement shall continue until the earlier of (i) the second (2nd) anniversary of the date hereof and (ii) consummation of the Potential Transaction.

6.                                      Nonsolicitation.

Receiving Party agrees that, for a period of twelve (12) months from the date hereof, neither it nor any of its affiliates, nor any other person acting at its or its affiliates’ direction or on its or its affiliates’ behalf, shall, directly or indirectly, solicit to employ or entice away or offer to enter into any agreement with any person who is an officer, employee at or above corporate vice president, or manager of the Company or any of its subsidiaries; provided, that this section shall not prevent Receiving Party or its affiliates from soliciting or hiring a person identified above (a “Covered Person”) (i) if such Covered Person responds to a general solicitation of employment not specifically directed toward the Company or any of its subsidiaries or particular employees of the Company or any of its subsidiaries (including general solicitations made through executive recruitment or placement agencies not directed to employees of the Company or any of its subsidiaries), (ii) if such Covered Person approaches Receiving Party or any of its affiliates on an unsolicited basis or (iii) following cessation of such Covered Person’s employment with the Company or any of its subsidiaries without any solicitation or encouragement by Receiving Party or any of its Affiliates.

7.                                      [Reserved]

8.                                      Gaming Regulations.

Receiving Party acknowledges that the Company and its subsidiaries conduct a business that is subject to, and exists because of, privileged licenses issued by various governmental authorities. Receiving Party acknowledges that the Company is subject to the provisions of the following acts and any rules, regulations or orders promulgated thereunder: (i) the Nevada Gaming Control Act, (ii) Colorado Limited Gaming Act and Colorado Code of Regulations, (iii) the applicable gaming laws and regulations of Missouri, (iv) the applicable gaming laws and regulations of Iowa or (v) any other act, law, statute, ordinance, rule, regulation or tribal compact governing any casino operation of the Company and its subsidiaries (collectively, the “Acts”), which prohibits a gaming licensee from entering into any contract or agreement with (a) a person who is found unsuitable, who is denied a license, or whose license was revoked by the gaming authorities of (1) Nevada, (2) Colorado, (3) Missouri, (4) Iowa or (5) any other gaming regulatory board, agency or commission having regulatory authority over the Company and its subsidiaries (each a “Commission”), or (b) any business enterprise under control of such person without the prior approval of the appropriate Commission.

Receiving Party will use its reasonable efforts to comply with and to cause each of its affiliates and other Representatives to comply with the requirements of all Acts to the extent the Acts apply to Receiving Party.

9.                                      Trading in Securities.

Receiving Party acknowledges that it is aware (and that its Representatives who receive any Evaluation Material or Transaction Information will be so advised) that applicable securities laws generally prohibit any person who is aware of material, non-public information about a company obtained directly or indirectly from that company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

10.                               No Representations and Warranties; Relationship to Definitive Agreement.

(a)                                 Receiving Party understands and agrees that neither the Company nor any of its respective affiliates or Representatives, nor any other person on any of their behalves, has made or is making, and that each of the foregoing hereby disclaims, any representation or warranty, express or implied, as to the accuracy or completeness of any of the Evaluation Material, and Receiving Party represents that neither it nor any of its affiliates or Representatives has relied, is relying, is entitled to rely on or will rely upon any such representation or warranty, in each case except as may be set forth in any definitive agreement with respect to a Transaction. Receiving Party agrees that neither the Company nor any of its respective affiliates or Representatives, nor any other person on any of their behalves, shall have any liability to Receiving Party or any of its affiliates or Representatives or any other person relating to or resulting from any use of the Evaluation Material or any errors therein or omissions therefrom, in each case except as may be set forth in any definitive agreement with respect to a Transaction. Without limiting the generality of the preceding two sentences, the Evaluation Material may include statements, estimates and projections provided by the Company or its affiliates or Representatives with respect to the anticipated future performance of the Company. Such statements, estimates and projections reflect various assumptions made by the Company concerning anticipated results, which assumptions may or may not prove to be correct. No representations are made as to the accuracy of such assumptions, statements, estimates or projections. Only those representations or warranties which are made in a definitive agreement, when, as and if executed, and subject to such limitations and restrictions as may be specified therein, will have any legal effect. For purposes of this Agreement, the term “definitive agreement” does not include any executed letter of intent or any other preliminary written agreement, nor does it include any written or verbal acceptance of any offer or bid made by one party.

(b)                                 No contract or agreement providing for any transaction involving the parties shall be deemed to exist unless and until a definitive agreement has been executed and delivered. Unless and until a definitive agreement regarding a transaction has been executed and delivered, neither party hereto will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this Agreement or any other written or oral communication with respect to such transaction, except for the matters specifically agreed to herein.

(c)                                  The Company reserves the right, in its sole discretion, to reject any and all proposals made by Receiving Party with regard to a transaction between the parties and to terminate discussions and negotiations with Receiving Party at any time and for any reason or no reason. Receiving Party agrees that the Company and its affiliates and Representatives shall be free to conduct any process for any transaction in such manner as they or any of them, in their or its sole discretion, shall determine (including negotiating with other parties and entering into a preliminary or definitive agreement without prior notice to Receiving Party or any other person), and that any procedures relating to such process or transaction may be changed at any time without notice to Receiving Party or any other person.

11.                               Contacts and Communications.

Receiving Party agrees that all contacts and communications by it or its Representatives with the Company or its Representatives regarding the Potential Transaction or the Evaluation Material, all requests for additional information, facility tours or management meetings, and all discussions or questions regarding procedures with respect to the Potential Transaction, will be submitted or directed only to those individuals as the Company shall instruct in writing. Without the express prior consent of the Company, Receiving Party agrees that it will not, directly or indirectly, contact or communicate with any officer, employee, director (other than (x) the two (2) directors of the Company currently employed by Receiving Party and (y) the members of the Special Committee of the Board of Directors of the Company in their capacities as such), stockholder (other than Receiving Party’s affiliates), agent, affiliate (other than Receiving Party’s affiliates), customer or business partner of the Company regarding Evaluation Material or a Potential Transaction between the parties.

12.                               Miscellaneous.

(a)                                 Receiving Party represents and warrants to the Company that it is acting as a principal in the Potential Transaction and not as part of a group with any third parties (other than affiliates of Receiving Party).

(b)                                 This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to the conflicts of law principles thereof. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of any State or Federal court sitting in Clark County in the State of Nevada over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereby agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such party shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party agrees that a final judgment in any suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party is or may be subject, by suit upon judgment.

(c)                                  Receiving Party recognizes and acknowledges the competitive value and confidential nature of the Evaluation Material and that irreparable damage may result to the Company if information contained therein or derived therefrom is disclosed to any person except as herein provided or is used for any purpose other than the evaluation and negotiation of the Potential Transaction. Receiving Party further acknowledges and agrees that money damages may not be a sufficient remedy for any breach of this Agreement by Receiving Party or any of Receiving Party’s Representatives, and that the Company may seek equitable relief, including injunctive relief and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement by Receiving Party or any of Receiving Party’s Representatives, but shall be in addition to all of the Company’s other remedies available at law or in equity. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines in a final, nonappealable order that a party has breached this Agreement, then such party shall be liable for and pay to the other party the reasonable legal fees and disbursements that the other party has incurred in connection with such litigation, including any appeal therefrom.

(d)                                 This Agreement may not be assigned in whole or in part by either party without the prior written consent of the other party, and any purported assignment without such consent shall be null and void, provided, that the Company may, without the prior written consent of Receiving Party, assign all or any of its rights hereunder to any person who has acquired all or substantially all of the Company’s outstanding equity securities or assets. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(e)                                  This Agreement contains the entire agreement between the parties concerning the subject matter hereof. No provision of this Agreement may be waived or amended except by the express written consent of the parties. No failure or delay by the parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

(f)                                   All notices and other communications hereunder shall be in writing. Any notice or other communication hereunder shall be deemed duly delivered one (1) business day after it is sent for next-business-day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below, or the same day of delivery if sent by both facsimile and email with confirmation of receipt:

If to the Company:

Affinity Gaming

3755 Breakthrough Way, Suite 300

Las Vegas, Nevada 89135

Attention: Marc Rubinstein, Esq.

Facsimile: (702) 341-2581

E-mail: mrubinstein@affinitygaming.com

With a copy to:

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Attention: Brandon C. Parris, Esq.

Facsimile: (415) 276-6352

E-mail: bparris@mofo.com

If to Receiving Party:

Z Capital Partners L.L.C.

1330 Avenue of the Americas

Suite 1100

New York, NY 10019

Attention: Martin Auerbach, Esq.

Facsimile: (646) 304-0175

E-mail: mauerbach@zcap.net

With a copy to:

Sidley Austin LLP

1999 Avenue of the Stars, 17th Floor

Los Angeles, CA 90067

Attention: Vijay S. Sekhon, Esq.

Facsimile: (310) 595-9501

E-mail: vsekhon@sidley.com

Either party may give any notice or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice or other communication shall be deemed duly given unless and until the party for whom it is intended actually receives it. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

(g)                                  For the convenience of the parties, this Agreement may be executed by facsimile or e-mail and in counterparts, each of which shall be deemed to be an original, and both of which taken together, shall constitute one agreement binding on both parties.

(h)                                 The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(i)                                     If any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law and such invalid or unenforceable provision or portion shall be replaced by a provision or term that is valid and enforceable and that comes closest to expressing the parties’ intention with respect to such invalid or unenforceable provision or portion.

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Executed as of the date first above written.

AFFINITY GAMING

By:	/s/ Marc H. Rubinstein
Title:	Sr. VP, GC & Secretary

Z CAPITAL PARTNERS L.L.C.

/s/ James J. Zenni, Jr.
By:	James J. Zenni, Jr.
Title:	President and Chief Executive Officer

[Signature page to Confidentiality Agreement]